UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2017

Life Clips, Inc.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-55697	46-2378100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harbour Centre, 18851 NE 29th Ave., Suite 700, Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

(800) 292-8991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on June 22, 2017, Life Clips, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”), by and among the Company, Ascenda Corporation (“Seller”), Hong Kong Ascenda International Co., Limited (a Hong Kong company) (“Company HK”), and Hong Kong Ascenda International Co., Limited (a Samoa company) (“Company Samoa”), pursuant to which the Company acquired from Seller 100% of the equity interests of Company HK and of Company Samoa, in return for the issuance by the Company to Seller of 10,000,000 shares of common stock of the Company and a promissory note (the “Note”) payable by the Company to Seller in the amount of $500,000 (the “Acquisition”). The material terms of the SPA are described in the Company’s Current Report on Form 8-K filed on June 27, 2017. Such description is hereby incorporated into this Current Report by reference.

On November 27, 2017, the Company, Seller, Company HK, Company Samoa and Donald Ruan entered into a Rescission and Mutual Release Agreement (the “Rescission Agreement”) pursuant to which the parties thereto agreed to unwind and rescind the Acquisition. Pursuant to the Rescission Agreement, the parties thereto agreed that the SPA and all of the transactions contemplated thereby are rescinded ab initio, and will be of no further force or effect, as a result of the Acquisition is deemed not to have occurred, and, notwithstanding anything to the contrary in the Note, the Note was terminated and rescinded ab initio, and will be of no further force or effect.

Pursuant to the terms of the Rescission Agreement, Mr. Ruan resigned from all positions he held as a director or officer of the Company and any of its subsidiaries. In addition, the Employment Agreement entered into between the Company and Mr. Ruan was terminated, and Mr. Ruan waived any rights to the 500,000 shares of common stock that were to be issued by the Company pursuant to the Employment Agreement.

The description of the Rescission Agreement as set forth above is qualified in its entirety by reference to the full Rescission Agreement, which is attached hereto as Exhibit 10.1.

The foregoing description of the Rescission Agreement is not complete a description of all of the parties’ rights and obligations under the Rescission Agreement and is qualified in its entirety by reference to the Rescission Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Rescission and Mutual Release Agreement, dated as of November 27, 2017, by and among Life Clips, Inc., Ascenda Corporation, Hong Kong Ascenda International Co., Limited, Hong Kong Ascenda International Co., Limited and Donald Ruan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Dated: November 28, 2017	/s/ Victoria Rudman
Victoria Rudman, Chief Financial Officer